Exhibit 99.1

Contango ORE, Inc. Announces Earnings for the Quarter Ended December 31, 2013

HOUSTON--(BUSINESS WIRE)--February 7, 2014--Contango ORE, Inc. (“CORE”) (OTCBB: CTGO.PK) has announced today that it filed its Form 10-Q for the quarter ended December 31, 2013 with the Securities and Exchange Commission.

The Company reported a net loss of $1.6 million or $0.43 per basic and diluted share for the three months ended December 31, 2013 compared to a loss of $1.2 million or $0.46 per basic and diluted share for the same period last year. Approximately 80% of all cash expenditures were for direct exploration expense during the three months ended December 31, 2013.

For the six months ended December 31, 2013, the Company reported a net loss of $7.8 million compared to a net loss of $5.4 million for the same period last year. Approximately 90% of all cash expenditures were for direct exploration expense during the six months ended December 31, 2013.

The Company engaged Petrie Partners in January 2014 as its financial advisor. The Company’s President, Mr. Brad Juneau, said, “We are currently meeting with a number of companies as we exam all strategic alternatives.”

CORE is a Houston-based company that engages in exploration in Alaska for gold and associated minerals and rare earth elements. Additional information can be found on our web page at www.contangoore.com.

This press release contains forward-looking statements regarding CORE that are intended to be covered by the safe harbor "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995, based on CORE’s current expectations and includes statements regarding future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as "expects", “projects”, "anticipates", "plans", "estimates", "potential", "possible", "probable", or "intends", or stating that certain actions, events or results "may", "will", "should", or "could" be taken, occur or be achieved). Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those, reflected in the statements. These risks include, but are not limited to: the risks of the exploration and the mining industry (for example, operational risks in exploring for, developing mineral reserves; risks and uncertainties involving geology; the speculative nature of the mining industry; the uncertainty of estimates and projections relating to future production, costs and expenses; the volatility of natural resources prices, including prices of gold and rare earth elements; the existence and extent of commercially exploitable minerals in properties acquired by CORE; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; the interpretation of exploration results and the estimation of mineral resources; the loss of key employees or consultants; health, safety and environmental risks and risks related to weather and other natural disasters); uncertainties as to the availability and cost of financing; inability to realize expected value from acquisitions; inability of our management team to execute its plans to meet its goals; and the possibility that government policies may change or governmental approvals may be delayed or withheld, including the inability to obtain any mining permits. Additional information on these and other factors which could affect CORE’s exploration program or financial results are included in CORE’s other reports on file with the Securities and Exchange Commission. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. CORE does not assume any obligation to update forward-looking statements should circumstances or management's estimates or opinions change.

CONTACT:
Contango ORE, Inc.
Brad Juneau, (713) 877-1311
www.contangoore.com